EXHIBIT 10.2

                        TRANSFER AND ASSUMPTION AGREEMENT

         This Transfer and Assumption Agreement (the "Agreement") is entered into and dated effective as of May 31, 2005 (the "Effective Date") by and among Cyber Merchants Exchange, Inc., a California corporation (the "Company"), ASAP Show Inc., a Nevada corporation ("ASAP"), and Frank Yuan, an adult resident of the State of California ("Yuan").

                                    RECITALS

         A. ASAP is a wholly owned subsidiary of the Company without any business assets or activities, and the Company owns all of the capital stock of ASAP.

         B. The Company desires to transfer its existing trade show business operations ("Business") and any and all assets in connection with the Business to ASAP in accordance with the terms hereof.

         C. ASAP desires to acquire and purchase from the Company, as of the Effective Date, all of assets of every kind and description (including cash, accounts receivable, inventory, equipment, contracts, deposits and prepaid expenses) used in or related to the Business together with all assets of the Company (but specifically excluding from such assets, the capital stock of ASAP owned by the Company) (the foregoing assets being referred herein collectively as the "Assets").

         D. The Assets to be acquired by ASAP include, but shall not be limited to, those specifically set forth on Schedule A attached hereto, which Schedule A shall be revised and amended by the parties hereto within thirty (30) days after the Effective Date based on an audit of the Company's and ASAP's financial statements by Corbin and Company, LLP (the "Auditor") as of the Effective Date.

         E. As consideration for the transfer of the Assets by the Company to ASAP, ASAP has agreed to assume, perform and pay each and every liability and obligation of the Company (including, without limitation, accounts and trade payables, accrued expenses, payroll liabilities, deferred revenue, customer deposits, loans, and obligations under contracts and agreements) as of the Effective Date including, without limitation, the liabilities of the Company set forth on Schedule B attached hereto, which Schedule B shall be revised and amended by the parties hereto within thirty (30) days after the Effective Date based on an audit of the Company's and ASAP's financial statements by the Auditor as of the Effective Date.

         F. Yuan desires to forever and irrevocably release the Company from any and all obligations and claims with respect to any debt and/or obligations of the Company owed to Yuan from and through the Effective Date ("Yuan Obligations") including, without limitation, (i) any obligations of the Company incurred in connection with Yuan's capacity as an employee, officer and director of the Company, and (ii) any obligations of the Company with respect to advances and loans made by Yuan to the Company, which obligations will be assumed by ASAP pursuant to the terms hereof ("Yuan Loans").

         G. Following the completion of the transactions contemplated hereunder and the modification of Schedules A and B pursuant to the audit of the Company's financial statements by auditor, the Company desires to distribute all of the capital stock of ASAP to its stockholders on a pro rata basis ("Distribution").

         H. Following the completion of the transactions contemplated under this Agreement and the Distribution, and subject to the satisfaction of the conditions contained on a certain Securities Purchase Agreement by and among the Company, Yuan and KI Equity Partners II, LLL ("KI Equity") dated November 19, 2004, as may be amended from time to time by the parties ("Purchase Agreement"), KI Equity has agreed to subscribe for and purchase certain capital stock of the Company for a purchase price of $415,000 ("Subscription Funds").

         I. Upon receipt of the Subscription Funds by the Company, the Company will handle and disburse such Subscription Funds in the manner set forth in this Agreement, with any portion of the Subscription Funds remaining being paid to ASAP as a reduction of its purchase price for the Assets, subject to the Company's maintenance of a $50,000 reserve for future indemnity claims hereunder.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt of which is acknowledged, the parties agree as follows:

         1. TRANSFER OF ASSETS. On the Effective Date, the Company hereby sells, assigns, conveys, transfers and delivers to ASAP, on an "AS IS, WHERE IS" basis, without any warranties or representations of any kind or nature, all of the Assets. Within thirty (30) days following the Effective Date, the Company and ASAP shall cause the Auditor to deliver to the Company and ASAP the audited financial statements of the Company and ASAP as of the Effective Date. Upon such delivery, the Company and ASAP shall update and amend the Schedule A attached hereto and provide any supporting schedules reasonably required to identify the Assets in detail.

         2. ASSUMPTION OF LIABILITIES. ASAP hereby assumes, and agrees to pay, observe and perform all of the duties, obligations, terms, provisions and covenants of all of Company's burdens, debts, obligations and liabilities of every nature and kind, whether liquidated or contingent, choate or inchoate, known or unknown, including but not limited to Company's accounts and trade payables, accrued expenses, payroll liabilities, vacation and sick pay accruals, deferred revenue, customer deposits, Yuan Loans, loans from Spencer Lin, vendor and customer claims, obligations under any contracts, agreement, instruments, licenses and leases, accrued salaries and benefits, taxes of any kind or nature (including all taxes of the Company arising out of or with respect to the transactions under this Agreement and the Distribution), filings made with any regulatory agencies, fines and penalties, obligations, damages or expenses (including fines and penalties) arising as a result of the Company's failure to comply with any laws, rules or regulations applicable to the Company or the Business (including, without limitation, any and all laws, rules and regulations under and with respect to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), employment matters and benefits

(including any and all liabilities arising out of or with respect to the termination of the Company's employees under this Agreement whether for severance, health care insurance continuation or any other matter), employment and consulting contracts, debt, subordinated debt, claims made by any past or current holders of the Company's securities, warranties and other customer claims, actions and proceedings, pending or threatened, and liabilities, obligations or claims, whether or not presently asserted, arising out of, relating to or connection with the Assets or the Business heretofore conducted by the Company or any of its affiliates and subsidiaries at any time prior to the Effective Date (the "Assumed Liabilities"). The Assumed Liabilities shall include, but not be limited to: (i) all of the Company's liabilities and obligations under any contracts or agreements to which the Company is party including all obligations for the payment of past, current or future amounts payable thereunder (including, without limitation, the lease of the Company's office facilities in El Monte, California, any distribution, license, joint venture agreement involving the Company, and any other contract or agreement relating to the Company or the Business) ("Contract Liabilities"); (ii) each of the liabilities set forth on Schedule B hereto, as may be amended and updated as provided herein, (iii) any claims by past or present stockholders, debt holders, warrant holders, or option holders of the Company on account of actions or events occurring prior to the Effective Date and/or with respect to the Distribution, and (iv) any and all obligations of the Company with respect to the stock option or incentive plans of the Company and any and all options and shares issued under such plans ("Option Plans").

         Within thirty (30) days following the Effective Date, the Company and ASAP shall cause the Auditor to deliver to the Company and ASAP the audited financial statements of the Company and ASAP as of the Effective Date. Upon such delivery, the Company and ASAP shall update and amend the Schedule B attached hereto and provide any supporting schedules reasonably required to identify the Assumed Liabilities in detail.

         Within thirty (30) days following the Effective  Date, ASAP shall have:
(i) paid in full each of the liabilities set forth on Schedule B hereto, as amended and modified, or provided for the payment thereof out the Subscription Funds, or obtained the consent to the assumption of such liability by ASAP and a release of liability in favor of the Company; and (ii) obtained the consent to the assumption of all Contract Liabilities and a release of liability thereunder in favor of the Company from the third party to whom liability or obligation is owed now or in the future ("Release").

         3. ADDITIONAL AGREEMENTS. ASAP agrees to: (i) pay any and all taxes of any kind incurred by the Company with respect to the transactions contemplated under this Agreement and the Distribution ("Transaction Taxes"), (ii) distribute any and all tax forms or reports to the recipients of the Distribution, and (ii) pay and be responsible for any and all costs and expenses incurred by the Company, ASAP or Yuan in connection with this Agreement, the Purchase Agreement, the Distribution and any other matters relating to the foregoing (including, without limitation, all fees and expenses for accounting, legal, transfer agent, filing fees, stockholder mailings, consulting, finders, commissions, taxes, transfer fees, and other charges of any kind or nature whatsoever) ("Transaction Costs"). The Transactions Costs shall include the $30,000 finders' fee due and payable at the closing of the Purchase Agreement to Robert Papiri/Alan Frankel and all costs and expenses incurred by the Company, ASAP or Yuan from and after the Effective Date through and including the closing of the Purchase Agreement.

         The parties hereto agree that the Distribution shall not be effected until such time as: (i) the Auditor has delivered the audited financial statements of the Company and ASAP, which shall be reasonably acceptable to KI Equity, (ii) the Schedules A and B hereto have been modified and amended as contemplated hereunder, which modifications and amendments shall be reasonably acceptable to KI Equity, and (iii) all conditions under the Purchase Agreement have been satisfied or waived by the parties thereto.

         Upon closing of the Purchase Agreement, the Subscription Funds shall be paid direct to the Company subject to the following provisions. The Company shall have the right to pay out the Subscription Funds, without any further action or consent by any party: (i) any of the Assumed Liabilities which have not been paid in full or for which a Release has not been obtained, (ii) any expenses, costs or liabilities of any kind incurred by the Company from the Effective Date through the closing of the Purchase Agreement, (iii) any of the Transaction Taxes or Transaction Costs, and (iv) any of the Contract Liabilities for which the Company has not been released. After making the payments as specified in the foregoing sentence, the Company shall remit to ASAP the remaining amount of the Subscription Funds which shall be treated as a reduction of the purchase price paid by ASAP for the Assets; provided, however, that the Company shall retain $50,000 of such funds to establish an indemnity reserve ("Indemnity Reserve") to be handled in accordance with this Agreement. The Indemnity Reserve shall be available to the Company to satisfy any indemnification obligations of Yuan and ASAP under this Agreement and any indemnification obligations of Yuan under the Purchase Agreement. On the date six months (6) months following the closing of the Purchase Agreement, to the extent that the Indemnity Reserve has not and is not the subject of an indemnification claim under this Agreement or the Purchase Agreement, the Indemnity Reserve (less any payments made therefrom) shall be paid by the Company to ASAP, without interest.

         4. WAIVER AND RELEASE. Yuan, for himself and on behalf of all his spouse and family members and all affiliated persons and entities, hereby waives, and forever releases and discharges the Company from any and all liabilities or obligations with respect to the Yuan Obligations including, without limitation, any interest, charges, penalties or other charges arising under or related to the Yuan Obligations, and further including the obligations under the Yuan Loans which have assumed by ASAP under this Agreement. ASAP hereby waives, and forever releases and discharges the Company from any and all debts, claims, liabilities or obligations of any kind owed by the Company to ASAP.

         5. INDEMNIFICATION. ASAP and Yuan hereby jointly and severally agree to indemnify and hold harmless the Company and its directors, officers, managers, members, shareholders, agents and employees (each, an "Indemnified Person") from and against any losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) ("Damages") incurred by any Indemnified Person arising out of or with respect to the Assumed Liabilities or the breach by ASAP or Yuan of any representation, warranty or agreement hereunder ("Indemnity Claim"), and ASAP and Yuan shall reimburse any Indemnified Person for all expenses (including reasonable counsel and expert fees) as they are incurred by any such Indemnified Persons in connection with any Indemnity Claim, including any costs and expenses for investigating, preparing or defending any action or proceeding, whether pending or threatened, and whether or not such Indemnified Person is a party hereto.

         If at any time the Company determines to assert a right to indemnification under this Section 5, Company shall give to ASAP or Yuan written notice describing the matter for which indemnification is sought in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to a matter the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the matter. The failure of the Company to give notice of any matter to ASAP or Yuan shall not relieve ASAP or Yuan of any liability that ASAP or Yuan may have to the Company. Within 10 days after receipt of the notice referred to above, ASAP or Yuan shall
(i) acknowledge in writing its responsibility for all or part of such matter, and shall pay or otherwise satisfy the portion of such matter as to which responsibility is acknowledged or take such other action as is reasonably satisfactory to the Company to resolve any such matter that involves anyone not a party hereto, or (ii) give written notice to the Company of its intention to dispute or contest all or part of such responsibility. Upon delivery of such notice of intention to contest, the parties shall negotiate in good faith to resolve as promptly as possible any dispute as to responsibility for, or the amount of, any such matter. If such dispute is not resolved within 10 days, such dispute shall be submitted to arbitration as provided under Section 10(h) hereof.

         ASAP or Yuan shall have the authority and right to satisfy such Indemnity Claims, without notice or cost to the Company, and the Company shall reasonably cooperate with ASAP or Yuan as necessary to dispute and defend against any indemnification claim as determined by ASAP or Yuan, at ASAP's and/or Yuan's expense, and the Company shall supply any necessary confirmation or available documentation as related to the defense of any indemnification claim involving a third party. In the event ASAP or Yuan fail to pay an indemnification claim for which ASAP or Yuan accept responsibility or for which ASAP or Yuan is determined to be responsible under this Agreement or the Purchase Agreement, the Company may use Indemnity Reserve maintained by it under
Section 3 to pay and satisfy such claim.

         6. RELEASE OF ALL CLAIMS. ASAP and Yuan, for themselves and each of their respective successors and assigns, hereby forever release the Company and its successors and assigns, and their respective past and present officers and directors, employees, shareholders, members, consultants, attorneys, accountants, other professionals, insurers, agents and all other related entities, including, but not limited to, assigns, predecessors, successors, controlling corporations, subsidiaries or other affiliates (jointly, the "RELATED PARTIES") from any and all claims, demands, and causes of action of every kind and nature, including, without limitation, those relating to or arising out of the Yuan Obligations, and any federal, state or local laws, and common law; provided, however, that nothing contained herein shall be construed to limit in any way the rights of either party, and their successors and assigns, to enforce the terms of this Agreement. ASAP and Yuan irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against the Company and its Related Parties based upon any released claim.

         7. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company represents and warrants to ASAP and Yuan that: (i) on the date of this Agreement, Company has all necessary authority to execute this Agreement; (ii) there is no claim, action, suit or other proceeding pending, threatened or known, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; (iii) no approval or consent of any governmental authority or third party is required for Company to enter into or perform this Agreement; (iv) this Agreement is enforceable in accordance with its terms, subject to the laws of insolvency and general principles of equity; and (v) this Agreement has been duly authorized and adopted by the Company.

         8. REPRESENTATIONS AND WARRANTIES OF ASAP AND YUAN. ASAP and Yuan represent to Company that: (i) on the date of this Agreement, ASAP and Yuan have all necessary authority to execute this Agreement; (ii) there is no claim, action, suit or other proceeding pending, threatened or known against ASAP and Yuan, which, if decided adversely, would interfere with the consummation of the transaction contemplated hereby; (iii) no approval or consent of any governmental authority or third party is required for ASAP and Yuan to enter into or perform this Agreement; (iv) this Agreement is enforceable against ASAP and Yuan in accordance with its terms, subject to the laws of insolvency and general principles of equity; and (v) this Agreement has been duly authorized and adopted by ASAP.

         9. DELIVERY AND COOPERATION. If either party requires any further documentation, the other party will promptly respond to any reasonable requests for additional documentation.

         10. MISCELLANEOUS.

            (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. KI Equity shall be a third party beneficiary under this Agreement to the extent it may be entitled to receive payment of the Indemnity Reserve for an indemnification obligation of Yuan under the Purchase Agreement, and KI Equity shall have the right to enforce such provisions as if it was a signatory to this Agreement.

            (b) SURVIVAL OF COVENANTS AND REPRESENTATIONS. All agreements, covenants, representations and warranties made by the parties herein shall survive the delivery of this Agreement.

            (c) SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or enforceability of any remaining portion, which remaining portion will remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared as the intention of the parties hereto that the parties would have executed the remaining portion of this Agreement without including therein any such part or portion that may, for any reason, be hereafter declared invalid or unenforceable.

            (d) GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without reference to choice of law principles.

            (e) CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

            (f) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto concerning the subject matter contained herein, and supersedes all prior agreements or understanding of the parties. No provision of this Agreement may be waived or amended except in a writing signed by both parties. A waiver or amendment of any term or provision of this Agreement shall not be construed as a waiver or amendment of any other term or provision.

            (g) COUNTERPARTS. This Agreement may be executed by facsimile signatures and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

            (h) ARBITRATION. All disputes, controversies or claims ("DISPUTES") arising out of or relating to this Agreement shall in the first instance be the subject of a meeting between a representative of each party who has decision-making authority with respect to the matter in question. Should the meeting either not take place or not result in a resolution of the Dispute within twenty (20) business days following notice of the Dispute to the other party, then the Dispute shall be resolved in a binding arbitration proceeding to be held in Denver, Colorado in accordance with the international rules of the American Arbitration Association. The arbitrators may award attorneys' fees and other related arbitration expenses, as well as pre- and post-judgment interest on any award of damages, to the prevailing party or parties, in their sole discretion. The parties agree that a panel of three arbitrators shall be required, all of whom shall be fluent in the English language, and that the arbitration proceeding shall be conducted entirely in the English language. Any award of the arbitrators shall be deemed confidential information for a minimum period of five years.

               [Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                   CYBER MERCHANTS EXCHANGE, INC.


                                   By:
                                      -----------------------------------------
                                         Frank  Yuan, President



                                      -----------------------------------------
                                         Frank Yuan, Individually



                                   ASAP SHOW INC.


                                   By:
                                      -----------------------------------------
                                         Frank Yuan, President

                                   SCHEDULE A
                                     ASSETS

ASSETS                                                   May 31, 2005
                                                         ------------
    Current Assets
         Checking/Savings
             1000 - Cash and Cash Equivalents
                 1004 - Petty Cash                            500.00
                 1006 - Checking - First United Bank       65,547.20
                 1011 - Petty Cash - Taiwan                   500.00
                 1012 - Petty Cash - Hong Kong                500.00
                 1014 - Checking - Far East National        2,819.18
                                                          ----------
             Total 1000 - Cash and Cash Equivalents        69,866.38
                                                          ----------
         Total Checking/Savings                            69,866.38

         Accounts Receivable
             1500 - Accounts Receivable
                 1500 - Accounts Receivable - Other        14,684.07
                                                          ----------

         Total 1500 - Accounts Receivable                  14,684.07
             1503 - ASAP Show                              18,496.91
             1520 - China Buying Trip Receivable           30,209.27
             1525 - Commission Receivables                 37,502.20
                                                          ----------
         Total Accounts Receivable                        100,892.45
         Other Current Assets
             1650 - Employee Advances                       1,270.00
             1700 - Prepaid Expenses                          17,872
             1710 - Prepaid ASAP Expenses                  45,611.90
                                                          ----------
         Total Other Current Assets                           64,754
                                                          ----------
    Total Current Assets                                     235,513
    Other Assets
         2700 - Deposits
             2701 - Deposit - Rent                         11,368.00
                                                          ----------
         Total 2700 Deposits                               11,368.00
                                                          ----------
    Total Other Assets                                     11,368.00
                                                          ----------
TOTAL ASSETS                                                 246,881
                                                          ==========

                                   SCHEDULE B
                               ASSUMED LIABILITIES

LIABILITIES                                           May 31, 2005
                                                      ------------
     Liabilities
       Current Liabilities
         Accounts Payable
             Advance Magazine Group                       3,293.50
             American Express                           313,291.52
             Cingular Wireless                              690.81
             Corbin & Company LLP                         3,850.00
             DHL Express (USA) Inc.                         130.22
             Fouzia Chaudhry                                332.79
             MnM Publishing Corp.                         1,700.00
             Muhammad Ashraf                                711.53
             Paychex                                        152.96
             Preferred Employers Insurance Company          877.00
             Staples Credit Plan                            168.27
             Steven Jesseph                                 236.90
             Telepacific Communications                     880.93
             The Otto Law Group, PLLC                     7,004.61
                                                      ------------
             3100 - Accounts Payable                    333,321.04
                                                      ------------
         Total Accounts Payable                         333,321.04
         Other Current Liabilities
             3210 - Accrued Expenses                     69,481.58
             3300 - Payroll Liabilities
                  3321 - Vacation Accrual                12,210.06
                  3322 - Sick Day Accrual                 6,467.91
                                                      ------------
             Total 3300 - Payroll Liabilities            18,677.97

             3400 - Deferred Revenue                    152,656.00
             3420 - Customer Deposits                    34,337.17
             3506 - Loan - Frank Yuan                   407,622.74
             3507 - Loan - Spencer Lin                  100,000.00
                                                      ------------
         Total Other Current Liabilities                782,775.46
                                                      ------------
     Total Current Liabilities                        1,116,096.50
                                                      ------------
Total Liabilities                                     1,116,096.50

                               ASSUMED LIABILITIES

o The Company terminated its health insurance plan as of May 31, 2005, and each Company employee as of May 31, 2005 became an employee of ASAP on June 1, 2005 and eligible for the health insurance plan established and maintained by ASAP for the benefit of ASAP employees. Each Company employee signed a release agreement in favor of the Company releasing the Company from any liabilities or obligations whatsoever including, without limitation, any severance benefits.

o All stock options granted by the Company have expired by their terms or have been cancelled by mutual agreement of the Company and each holder thereof. ASAP has agreed to grant stock options to ASAP employees in the future.

o The Company had a consultant agreement with Ms. Storch to serve as Director of Global Operations as an independent contractor for the ASAP Show at the annual rate of $72,000, payable in semi-monthly installments. In addition, Ms. Storch is being paid a bonus of $1,500 per month, as detailed in the agreement. Ms. Storch and the Company mutually terminated this consulting agreement effective May 31, 2005, and Ms. Storch released the Company from any liabilities and obligations including any stock options granted to Ms. Storch, which such options were cancelled by the parties. ASAP has agreed to grant Ms. Storch certain stock options in the future.

o Office Lease Agreement: The Company leases its corporate headquarters located at 4349 Baldwin Avenue, Suite A, El Monte, California 91731. The lease commenced on March 15, 2003, and expires on March 31, 2006. The Company currently leases approximately 9,800 square feet at an average monthly rent of approximately $5,880. This lease was superceded by a new lease agreement for the premises dated June 28, 2005 under which ASAP and Yuan were the named tenants.

o The Venetian Resort Hotel & Casino: The Company has entered into an agreement with the Venetian to rent their ballroom for the August 2005 ASAP Show. The Company's obligations under this agreement have been assumed by ASAP with an appropriate release of the Company by the Venetian. The February 2006 and August 2006 Venetian agreements were in the name of ASAP and the Company has no liability thereunder.

o Sands Expo Facility License: The Company has entered into a Facility License Agreement for the ASAP Show for February 2006 and August 2006. The Company's obligations under these agreements have been assumed by ASAP with an appropriate release of the Company by the licensor.

o The CIT Group and Bank Sinopac Agreement - In October 2000, the Company and CIT Commercial Services entered into a Factoring Agreement. Under the agreement, the Company sells and assigns to CIT certain accounts receivable, as defined, arising from transaction sales. This agreement has

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      been  terminated  by the parties  with a full release of all claims by all parties. The Company also entered into sales commission agreement with CIT which has been terminated by the parties will a full release of all claims by all parties.

o Participation Agreement with Burlington Coat Factory: This agreement has been terminated by the parties or expired by it terms, and the Company has no further liability or obligation thereunder. However, to the extent that the Company may have any obligations or liabilities thereunder, ASAP has assumed any and all such liabilities and obligations.

o Contract with Family Bargain Corporation: This agreement has been terminated by the parties or expired by it terms, and the Company has no further liability or obligation thereunder. However, to the extent that the Company may have any obligations or liabilities thereunder, ASAP has assumed any and all such liabilities and obligations.

o Software sales agreement with Global Purchasing Dotcom: This agreement has been terminated by the parties or expired by it terms, and the Company has no further liability or obligation thereunder. However, to the extent that the Company may have any obligations or liabilities thereunder, ASAP has assumed any and all such liabilities and obligations.

o Software sales agreement with eSea Co., Ltd.: This agreement has been terminated by the parties or expired by it terms, and the Company has no further liability or obligation thereunder. However, to the extent that the Company may have any obligations or liabilities thereunder, ASAP has assumed any and all such liabilities and obligations.

o Software sales agreement with C-Me Taiwan: This agreement has been terminated by the parties or expired by it terms, and the Company has no further liability or obligation thereunder. However, to the extent that the Company may have any obligations or liabilities thereunder, ASAP has assumed any and all such liabilities and obligations.

o Joint Venture Agreement with Good Support International Limited: This agreement has been terminated by the parties or expired by it terms, and the Company has no further liability or obligation thereunder. However, to the extent that the Company may have any obligations or liabilities thereunder, ASAP has assumed any and all such liabilities and obligations.

o Joint Venture Agreement with Vickem Patana Co., Ltd.: This agreement has been terminated by the parties or expired by it terms, and the Company has no further liability or obligation thereunder. However, to the extent that the Company may have any obligations or liabilities thereunder, ASAP has assumed any and all such liabilities and obligations.

o Joint Venture Agreement with Abest Tech Company, Ltd.: This agreement has been terminated by the parties or expired by it terms, and the Company has no further liability or obligation thereunder. However, to the extent that the Company may have any obligations or liabilities thereunder, ASAP has assumed any and all such liabilities and obligations.

o Factory 2-U Stores, Inc. Joint Marketing and Cooperation Agreement: This agreement has been terminated by the parties or expired by it terms, and the Company has no further liability or obligation thereunder. However, to

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      the  extent  that the  Company  may have any  obligations  or  liabilities thereunder, ASAP has assumed any and all such liabilities and obligations.

o Representatives in Foreign Countries: The Company has various sales representatives in certain foreign countries. The arrangement between the Company and each representative is an oral agreement which may be terminated at any time. The Company has terminated each of these arrangements without any further liability to the Company. New oral arrangements have been established between each representative and ASAP. However, to the extent that the Company may have any obligations or liabilities under any of these oral agreements, ASAP has assumed any and all such liabilities and obligations.

Notwithstanding anything contained in this Schedule B, to the extent that the Company has, or is determined to have, any liability or obligation of any kind with respect to any contract, agreement or commitment described in this Schedule B, ASAP agrees to assume all such liabilities and obligations pursuant to the terms of this Transfer and Assumption Agreement.

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